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                                                                   EXHIBIT 23.2

                        Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in Registration Statements No. 333-105241, 333-105240, 333-105230, 333-98057, 333-98055, 333-98053, 333-76734,
333-76732, 333-76730, 333-44482, 333-38902, 333-88209, 333-86315, 333-80793,
333-80791, 333-59951, 333-59949, 333-59947, 333-31853, 333-31851, 33-83264,
33-83262, 33-83266, 33-68372, 33-68356, 33-48954, 33-48944, 33-41596, 33-42750,
33-28367, 33-6862 of Computer Network Technology Corporation on Form S-8 and Form S-3 No. 333-87376 of our report dated February 14, 2003 relating to the consolidated financial statements of Inrange Technologies Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in its method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142 as well as the application of procedures relating to certain reclassifications and restatements of certain disclosures in the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures, restatements and reclassifications) appearing in this Current Report on Form 8-K/A of Computer Network Technology Corporation.

                                           /s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
July 18, 2003